Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-142963 and Form S-8 No. 333-119616) of GigaMedia Limited of our report dated May 26, 2005, except as to the change in presentation basis for the discontinued operation as described in Note 1, which is as of December 9, 2005 relating to the financial statements for the year ended December 31, 2004, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Taipei, Taiwan
June 27, 2007